Exhibit 99.1

LightPath Technologies Completes Divestiture of China Operations

LightPath’s manufacturing footprint is now fully Western-aligned, with all of its facilities located in the U.S. and Europe

ORLANDO, FL – November 5, 2026 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” “we,” or “our”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced that effective on October 30, 2026, it closed the previously announced sale of its wholly owned subsidiary, LightPath (Zhenjiang) Optical Instrumentation Co., Ltd. (“LPOIZ”), including its manufacturing facility and operations in China, to an entity owned by members of LPOIZ’s incumbent management team.

Effective as of the closing, LightPath no longer has any facilities or operations based in China — reinforcing the Company’s position as a trusted provider of secure, NDAA-compliant optics and imaging solutions for defense and commercial markets.

Under its new ownership, LPOIZ will continue to supply LightPath with products for the Company’s commercial customers in the U.S. and Europe as a third-party vendor, which is expected to provide continuity of supply for those customers.

Revenue from the China operation’s third-party customers — which averaged approximately $4.5 million annually across fiscal years 2025 and 2026 — will no longer be included in LightPath’s consolidated results following the closing of the transaction.

Management Commentary

“Completing the sale of our China operations marks the culmination of LightPath’s multi-year transformation of our manufacturing infrastructure,” said Sam Rubin, President and Chief Executive Officer of LightPath. “We are now a Western-aligned, vertically integrated provider of optics and infrared imaging solutions, and that matters to our customers. Defense primes and public safety agencies increasingly want to know where their optics are made and who owns the facilities that make them. We believe our footprint positions LightPath well for programs where non-China sourcing is required.

“We structured this transaction with our commercial customers in mind, and we do not expect any material impact to the supply, quality or service they receive. Looking ahead, we remain focused on adding manufacturing capacity to meet growing demand from defense customers. I want to thank our former colleagues in Zhenjiang for their many contributions to LightPath, and we look forward to continuing to work with them as a supplier,” concluded Rubin.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath’s family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company’s primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire and Latvia. To learn more, please visit www.lightpath.com.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding: (i) expectations regarding continuity of supply from LPOIZ and the absence of any material impact to the Company’s commercial customers; (ii) the anticipated strategic benefits of the divestiture, including the Company’s competitive positioning with defense and public safety customers; and (iii) the Company’s plans to add manufacturing capacity and expectations regarding demand from defense customers. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that the purchaser of LPOIZ does not perform its payment or supply obligations; any disruption in LPOIZ’s operations, or changes in its business priorities or financial condition, under its new ownership; the Company’s ability to add manufacturing capacity in a timely and cost-effective manner; changes in U.S. and allied defense procurement priorities and funding; the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact of tariffs and other governmental trade restrictions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions and conflicts; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

LPTH@mzgroup.us

+1 (949) 259-4987